To vote by Telephone
•	Read the Proxy Statement and have the proxy card below at hand.
•	Call toll-free 1-800-690-6903.
•	Enter the 14-digit control number set forth on the proxy card and follow the simple instructions.

To vote on the Internet
•	Read the Proxy Statement.
•	Go to www.proxyweb.com.
•	Enter the control number on your proxy card.
•	Follow the instructions on the site.

To vote by Mail
•	Read the Proxy Statement.
•	Check the appropriate boxes on the proxy card.
•	Sign and date the proxy card.
•	Return the proxy card in the envelope provided.

If voting by Telephone or the Internet, do not return your proxy by mail.
PROXY CARD
WT MUTUAL FUND
CRM Small Cap Value Fund
CRM Small/Mid Cap Value Fund
CRM Mid Cap Value Fund
CRM Large Cap Value Fund

999 999 999 999 99	SPECIAL MEETING OF SHAREHOLDERS
AUGUST 31, 2005
WT Mutual Fund, a Delaware statutory trust (the “WT Trust”), will hold a Special Meeting of Shareholders (the “Special Meeting”) of CRM Small Cap Value Fund, CRM Small/Mid Cap Value Fund, CRM Mid Cap Value Fund and CRM Large Cap Value Fund (each, a “Current Fund” and collectively, the “Current Funds”), each a series of the WT Trust. The Special Meeting will be held on Wednesday, August 31, 2005 at 10:00 a.m. Eastern time at the offices of Cramer Rosenthal McGlynn, LLC, 520 Madison Avenue, 32nd Floor, New York, New York 10022. At the Special Meeting, you and the other shareholders of the Current Funds will be asked to consider and vote separately on matters on the reverse side.
The undersigned hereby appoints each of Ronald H. McGlynn and Carlos A. Leal, as proxy with the power to appoint his substitute, and hereby authorizes such proxy to represent and to vote, as designated below, all shares of each Current Fund held of record by the undersigned on July 13, 2005, at the Special Meeting and any adjournment thereof.
You are encouraged to specify your choices by marking the appropriate boxes on the reverse side of this card. If you do not mark any boxes, your Proxy will be voted in accordance with the Board of Trustees’ recommendations. Please sign, date and return this card.
The Board of Directors recommends a vote FOR the proposals.                                        ê

Date , 2005

Signature(s) (Sign in the Box)
NOTE: Please sign your name exactly as your shareholder name or names appear on the account. This will authorize the voting of your shares as indicated. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate.

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WT CRM — MK

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

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This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposals. By signing and dating the lower portion of this Proxy Card, you authorize the proxies to vote the Proposals as marked, or if not marked to vote FOR the Proposals, and to take their discretion to vote any other matter as may properly come before the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete and mail this Proxy Card in the enclosed envelope.
Proposals for Shareholders of CRM Small Cap Value Fund:

		FOR	AGAINST	ABSTAIN

1.	Approval of the Plan of Reorganization of the CRM Small Cap Value Fund into a series of the CRM Mutual Fund Trust with an identical name.	☐	☐	☐

2.	To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.
PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ê	CRM SM CAP VAL — MK	ê

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

ê	ê
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposals. By signing and dating the lower portion of this Proxy Card, you authorize the proxies to vote the Proposals as marked, or if not marked to vote FOR the Proposals, and to take their discretion to vote any other matter as may properly come before the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete and mail this Proxy Card in the enclosed envelope.
Proposals for Shareholders of CRM Small/Mid Cap Value Fund:

		FOR	AGAINST	ABSTAIN

1.	Approval of the Plan of Reorganization of the CRM Small/Mid Cap Value Fund into a series of the CRM Mutual Fund Trust with an identical name.	☐	☐	☐

2.	To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.
PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ê	CRM SM/MID — MK	ê

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

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This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposals. By signing and dating the lower portion of this Proxy Card, you authorize the proxies to vote the Proposals as marked, or if not marked to vote FOR the Proposals, and to take their discretion to vote any other matter as may properly come before the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete and mail this Proxy Card in the enclosed envelope.
Proposals for Shareholders of CRM Mid Cap Value Fund:

		FOR	AGAINST	ABSTAIN

1.	Approval of the Plan of Reorganization of the CRM Mid Cap Value Fund into a series of the CRM Mutual Fund Trust with an identical name.	☐	☐	☐

2.	To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.
PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ê	CRM MID CAP VAL — MK	ê

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

ê	ê
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposals. By signing and dating the lower portion of this Proxy Card, you authorize the proxies to vote the Proposals as marked, or if not marked to vote FOR the Proposals, and to take their discretion to vote any other matter as may properly come before the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete and mail this Proxy Card in the enclosed envelope.
Proposals for Shareholders of CRM Large Cap Value Fund

		FOR	AGAINST	ABSTAIN

1.	Approval of the Plan of Reorganization of the CRM Large Cap Value Fund into a series of the CRM Mutual Fund Trust with an identical name.	☐	☐	☐

2.	To transact such other business as may properly come before the Special Meeting, or any adjournment thereof.
PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ê	CRM LG CAP VAL — MK	ê